                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                    FORM 8-A/A-1

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                              DIGI INTERNATIONAL INC.
                      ----------------------------------------
                (Exact name of Registrant as specified in its charter)

             DELAWARE                                         41-1532464
 -------------------------------                       ------------------------
    (State of incorporation or                             (I.R.S. Employer
          organization)                                   Identification No.)



       11001 BREN ROAD EAST
      MINNETONKA, MINNESOTA                                      55343
 -------------------------------                       ------------------------
 (Address of principal executive                               (Zip Code)
             offices)



     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form
relates:     N/A     (if applicable).
          ----------

     Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                            Name of each exchange on which
 to be so registered                            each class is to be registered

         N/A                                                  N/A
 -------------------                            ------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:


                          PREFERRED SHARE PURCHASE RIGHTS
                        ------------------------------------
                                  (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Effective January 26, 1999, Digi International Inc. ("the Company") amended the Share Rights Agreement dated as of June 10, 1998 between the Company and Norwest Bank Minnesota, National Association, as Rights Agent.

ITEM 2.   EXHIBITS.

     1. Amendment dated January 26, 1999, to Share Rights Agreement dated as of June 10, 1998 between the Company and Norwest Bank Minnesota, National Association, as Rights Agent.



                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        DIGI INTERNATIONAL INC.



Dated:  February 4, 1999    By:  /s/ Sven A. Wehrwein
                               ------------------------------------------------

                            Its:      Senior Vice President and Chief Financial
                                         Officer
                                 ----------------------------------------------

                                       2